UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control Agreements

On February 21, 2014, Hecla Mining Company (the “Company”) entered into a new Change of Control Agreement (“CIC Agreement”) with each of its executive officers, including the Chief Executive Officer, Senior Vice President and Chief Financial Officer, Senior Vice President – Operations, Senior Vice President – Exploration, Vice President – Corporate Development and Vice President and General Counsel, which constitute all of the named executive officers set forth in the Company's Definitive Proxy Statement dated April 3, 2013. These agreements replace in their entirety the Employment Agreements (“Prior Agreement”) previously entered into between the Company and the named executive officers. The Prior Agreements are terminated and of no further force and effect. The terms of the CIC Agreement are substantially the same as those of the Prior Agreement, with the exception of the CIC Agreement now has a “double trigger” rather than a “single trigger” as in the Prior Agreement with respect to accelerated vesting of time-based equity awards made to the executives under the Company’s equity compensation plans. The Prior Agreement allowed for such accelerated vesting upon a change in control. Under the CIC Agreement, this provision has been eliminated and vesting of equity awards is accelerated if (i) he or she is terminated without cause or (ii) leaves for good reason, following a change in control

A copy of the CIC Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Amended Key Employee Deferred Compensation Plan and 2010 Stock Incentive Plan

On February 21, 2014, the Board of Directors approved amendments to the Company’s Key Employee Deferred Compensation Plan (“KEDCP”) and 2010 Stock Incentive Plan (“2010 Plan”) to clarify that equity grants made under the 2010 Plan can be deferred under the KEDCP.

Copies of the amended KEDCP and 2010 Plan are attached as Exhibits 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Amendment to Annual Incentive Plan

On February 21, 2014, the Board of Directors amended and restated the Company’s Performance Pay Compensation Plan that was originally adopted in 1994 (“1994 Plan”). The revised plan is now called the “Hecla Mining Company Annual Incentive Plan” (“AIP”). The AIP is a short-term (i.e. annual) compensation plan that is designed to provide a significant and variable economic opportunity to selected officers and employees of the Company as a reflection of their individual and group contributions to the success of the Company. The AIP is substantially similar to the 1994 Plan, with the exception that it now stipulates that quantitative corporate performance factors will normally comprise 50% of the total award given to plan participants.

A copy of the AIP is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

Dividends

On February 21, 2014, Hecla Mining Company (the “Company”) announced it declared a dividend of $0.0025 on its outstanding shares of common stock. On February 21, 2014, the Company also announced it declared a dividend of $0.875 on its Series B Cumulative Convertible Preferred Stock. A copy of the news release is attached as Exhibit 99.1 to this Form 8-K.

Waiver of Mandatory Retirement for Director

Article III, Section 4 of the Bylaws of the Company provides, in substance, that directors shall not be eligible for election or reelection as a director, or for appointment to fill a newly created directorship or a vacancy on the board, if they have attained the age of 72 at the time of such election or appointment.

One of the Company’s directors, Dr. Anthony P. Taylor, has reached the age of 72. His term will expire at the Annual Shareholders Meeting in 2014, at which time he would not be allowed to stand for reelection under Article III, Section 4 of the Bylaws of the Company.

On February 21, 2014, the Board of Directors of the Company waived the mandatory retirement age solely to permit Dr. Taylor to stand for reelection at the Annual Shareholders Meeting in 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Change of Control Agreement. (1) *

10.2	Amended Key Employee Deferred Compensation Plan. (1) *

10.3	Amended 2010 Stock Incentive Plan. (1) *

10.4	Hecla Mining Company Annual Incentive Plan. (1) *

99.1	News Release, dated February 21, 2014. *

* Filed herewith

(1) Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      February 25, 2014

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel